OMB APPROVAL

OMB Number:	3235-0059
Expires:	February 28, 2006
Estimated average burden hours per response	12.75

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

Southwest Bancorporation of Texas, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

      Payment of Filing Fee (Check the appropriate box):

☒ No fee required.
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1) Title of each class of securities to which transaction applies:

2) Aggregate number of securities to which transaction applies:

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4) Proposed maximum aggregate value of transaction:

5) Total fee paid:

☐ Fee paid previously with preliminary materials.

☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1) Amount Previously Paid:

2) Form, Schedule or Registration Statement No.:

3) Filing Party:

4) Date Filed:

SEC 1913 (11-01)	Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

SOUTHWEST BANCORPORATION OF TEXAS, INC.
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held May 4, 2005
To the Shareholders of
Southwest Bancorporation of Texas, Inc.
      The Annual Meeting of Shareholders (“the Annual Meeting”) of Southwest Bancorporation of Texas, Inc. (“the Company”) will be held at the Company’s Boardroom, 4400 Post Oak Parkway, Houston, Texas, on Wednesday, May 4, 2005, at 2:00 p.m., Central Time, for the following purposes:

1. To elect five directors of Class III of the Board of Directors to hold office until the 2008 Annual Meeting of Shareholders and to elect one director of Class I of the Board of Directors to hold office until the 2006 Annual Meeting of Shareholders.

2. To approve amendments to the Company’s Articles of Incorporation to (a) change the name of the Company to Amegy Bancorporation, Inc. and (b) increase the aggregate number of authorized shares of Common Stock of the Company from 150,000,000 to 300,000,000.

3. To ratify the selection of PricewaterhouseCoopers LLP as the Company’s independent auditors for the year ending December 31, 2005.

4. To transact such other business as may properly come before the Annual Meeting or any adjournment hereof.
      The close of business on Friday, March 25, 2005, has been fixed as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting, and only shareholders of record at such time will be entitled to notice and to vote. In compliance with Article 2.27 of the Texas Business Corporation Act, a list of shareholders entitled to vote at the Annual Meeting will be available for inspection by any shareholder at the offices of the Company during usual business hours for a period of ten days prior to the Annual Meeting. The list of shareholders will also be available for inspection at the Annual Meeting from 2:00 p.m., Central Time, until adjournment of the Annual Meeting.

By Order of the Board of Directors

Paul B. Murphy, Jr.
Chief Executive Officer
Dated: April 1, 2005
Houston, Texas
YOUR VOTE IS IMPORTANT REGARDLESS OF THE NUMBER OF SHARES YOU MAY OWN. THE COMPANY’S MANAGEMENT SINCERELY DESIRES YOUR PRESENCE AT THE ANNUAL MEETING. HOWEVER, SO THAT WE MAY BE SURE THAT YOUR VOTE WILL BE INCLUDED, PLEASE SIGN AND RETURN THE ENCLOSED PROXY PROMPTLY. IF YOU WISH TO VOTE USING THE INTERNET, PLEASE FOLLOW THE INSTRUCTIONS ON THE ENCLOSED PROXY. YOUR PROXY MAY BE REVOKED AT ANY TIME BEFORE IT IS VOTED.

TABLE OF CONTENTS

ANNUAL REPORT ON FORM 10-K
PROXY STATEMENT
ITEM 1. ELECTION OF DIRECTORS
PRINCIPAL SHAREHOLDERS
EXECUTIVE COMPENSATION
COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
STOCKHOLDER RETURN PERFORMANCE PRESENTATION
AUDIT COMMITTEE REPORT
ITEM 2. APPROVAL OF AMENDMENTS TO ARTICLES OF INCORPORATION
ITEM 3. APPOINTMENT OF AUDITORS
ITEM 4. OTHER MATTERS
SHAREHOLDER PROPOSALS
ANNUAL REPORT ON
FORM 10-K
      A copy of the Company’s Annual Report on Form 10-K for the year ended December 31, 2004, as filed with the Securities and Exchange Commission, will be furnished without charge to any shareholder upon written request to P. Allan Port, Executive Vice President, General Counsel, and Secretary, Southwest Bancorporation of Texas, Inc., 4400 Post Oak Parkway, Houston, Texas 77027. Any shareholder making such a request must represent that he or she was a shareholder of record as of the record date of the Annual Meeting.

SOUTHWEST BANCORPORATION OF TEXAS, INC.
4400 Post Oak Parkway
Houston, Texas 77027
(713) 235-8800

PROXY STATEMENT

       This proxy statement is furnished to the shareholders of Southwest Bancorporation of Texas, Inc., a Texas corporation (“the Company”), for solicitation of proxies on behalf of the Board of Directors of the Company for use at the Annual Meeting of Shareholders (“the Annual Meeting”) to be held May 4, 2005, and at any and all adjournments thereof. The purpose of the meeting and the matters to be acted upon are set forth herein and in the accompanying Notice of Annual Meeting of Shareholders.
      Shares represented at the Annual Meeting by an executed and unrevoked proxy in the form enclosed (or transmitted electronically using the Internet) will be voted in accordance with the instructions contained therein. If no instructions are given on an executed and returned form of proxy, the proxies intend to vote the shares represented thereby in favor of each of the proposals to be presented to and voted upon by the shareholders as set forth herein, and in accordance with their best judgment on any other matter that may properly come before the Annual Meeting.
      The cost of this solicitation of proxies is being borne by the Company. Solicitations will be made only by the use of the mail, except that, if deemed desirable, officers and regular employees of the Company may solicit proxies by telephone, telegraph or personal calls, without being paid additional compensation for such services. Brokerage houses, custodians, nominees, and fiduciaries will be requested to forward the proxy soliciting material to the beneficial owners of the common stock, par value $1.00 per share, of the Company (“Common Stock”) held of record by such persons, and the Company will reimburse them for their reasonable expenses incurred in doing so.
      The Company’s Annual Report to Shareholders, including financial statements, for the year ended December 31, 2004, accompanies but does not constitute part of this proxy statement.
      The mailing to shareholders of this proxy statement and the enclosed proxy commenced on or about April 1, 2005.
VOTING SHARES AND VOTING RIGHTS
      Only holders of record of Common Stock at the close of business on March 25, 2005, are entitled to vote at the Annual Meeting and any adjournments or postponements thereof. At February 15, 2005, there were outstanding 70,114,283 shares of Common Stock, which is the only outstanding class of voting securities of the Company. A majority of the outstanding shares of Common Stock must be represented at the Annual Meeting in person or by proxy in order to constitute a quorum for the transaction of business. Each holder of Common Stock shall have one vote for each share of Common Stock registered, on the record date, in such holder’s name on the books of the Company.
      Any proxy given by a shareholder may be revoked by such shareholder at any time before it is exercised by submitting to the Secretary of the Company a duly completed proxy (in written or electronic form) bearing a later date, delivering to the Secretary of the Company a written notice of revocation, or attending the Annual Meeting and voting in person.
      A plurality of the votes cast in person or by proxy by the holders of Common Stock is required to elect a director. The five Class III nominees and the one nominee for Class I receiving the highest number of votes cast by the holders of Common Stock will be elected as directors. There will be no cumulative voting in the election of directors. There are five directors of Class III, all of whom have been nominated for re-election. In addition, one new candidate has been nominated for election to Class I of the Board of Directors.
      Abstentions and broker non-votes will have no effect on the outcome of the election of directors, assuming a quorum is present or represented by proxy at the Annual Meeting. With respect to all other matters, abstentions will have the same legal effect as a vote against such matters, and broker non-votes will have no effect on such matters. A broker non-vote occurs if a broker or other nominee holder of shares does not have discretionary authority and has not received voting instructions with respect to a particular matter.
ITEM 1.
ELECTION OF DIRECTORS
      Five directors are to be elected to Class III at the Annual Meeting. Carin M. Barth, Paul W. Hobby, John W. Johnson, Walter E. Johnson, and Wilhelmina E. Robertson have been nominated for re-election to the five expiring Class III positions on the Board of Directors. If elected, the Class III directors will hold office until the 2008 Annual Meeting of Shareholders or until their respective successors have been duly elected and qualified or until their earlier resignation or removal. The Board of Directors has been enlarged from fifteen (15) to sixteen (16) members to accommodate the addition of one new director to Class I. The Class I directors and the Class II directors, respectively, hold office until the 2006 and 2007 Annual Meetings of Shareholders. Scott J. McLean has been nominated for election to Class I of the Board of Directors. The other Class I directors are John B. Brock III, J. David Heaney, Andres Palandjoglou, Stanley D. Stearns, Jr., and Barry M. Lewis. The Class II directors are Kirbyjon H. Caldwell, Ernest H. Cockrell, Fred R. Lummis, Paul B. Murphy, Jr., and Thomas F. Soriero, Sr.
      Although the Board of Directors knows of no reason that any of these nominees might be unable or refuse to accept nomination or election, if such situation arises, the persons named in the proxy have the right to use their discretion to vote for a substitute nominee or nominees designated by the Board of Directors. All of the nominees have consented to being named herein and to serve if elected.

      The names and ages of the Company’s continuing directors and executive officers, including the five nominees for election to the Class III positions and the nominee to the new Class I position on the Board of Directors, the principal occupation or employment of each of them during the past five years and at present, the name and principal business of the corporation or other organization, if any, in which such occupation or employment is or was carried on, directorships of other public companies or investment companies held by them, and the period during which the directors have served in that capacity with the Company are set forth below. All of the directors of the Company, except Mr. Palandjoglou, are also directors of the Company’s subsidiary bank, Amegy Bank National Association (formerly, Southwest Bank of Texas National Association) (“the Bank”), and all the directors live in the metropolitan area of Houston, Texas.

			Company	Bank
			Director	Director
Name	Position	Age	Since	Since

Carin M. Barth*	Director	42	2003	2001
John B. Brock III	Director	72	1996	1990
Kirbyjon H. Caldwell	Director	51	2004	2004
Ernest H. Cockrell	Director	60	1996	1982
J. David Heaney	Director	56	1997	1990
Paul W. Hobby*	Director	44	2002	2002
John W. Johnson*	Director	60	1996	1982
Walter E. Johnson*	Director, Chairman of the Boards of the Company and the Bank	69	1996	1990
Barry M. Lewis	Director	68	2003	1995
Fred R. Lummis	Director	51	2001	2001
Paul B. Murphy, Jr.	Director, Chief Executive Officer of the Company and the Bank	45	1996	1994
Andres Palandjoglou	Director	58	1996	—
Wilhelmina E. Robertson*	Director	59	1996	1982
Thomas F. Soriero, Sr.	Director	63	2003	1982
Stanley D. Stearns, Jr.	Director	62	1997	1997
Scott J. McLean*	President of the Company and the Bank	48	—	2004
Joseph H. Argue III	Executive Vice President of the Company and the Bank	56	—
Laurence L. Lehman III	Senior Vice President and Controller of the Company and the Bank	44	—
Randall E. Meyer	Executive Vice President and Chief Financial Officer of the Company and the Bank	59	—
P. Allan Port	Executive Vice President, General Counsel and Secretary of the Company and the Bank	62	—
Steve D. Stephens	Executive Vice President of the Company and the Bank	46	—
W. Lane Ward	Vice Chairman of the Company and the Bank and Chairman of Amegy Mortgage Company, L.L.C.	56	—

*	Nominee for election at Annual Meeting.

Carin M. Barth. Ms. Barth became Chief Financial Officer of the United States Department of Housing and Urban Development in August 2004. At that time, she stepped down from active management of LB Capital, Inc., a private equity investment firm she co-founded in 1987. Ms. Barth served as a member of the Investment Committee of the City of Houston from 2001-2004, the Texas Tech University Board of Regents from 1999-2005, and the board of governors of the Houston Forum Club from 1997-2004. She is currently a member of the board of directors of The Ronald McDonald House of Houston. Ms. Barth holds a BS degree from the University of Alabama and an MBA from the Owen Graduate School of Management at Vanderbilt University.

John B. Brock III. Mr. Brock is past chairman and former director of Ocean Energy, Inc. (“OEI”), a New York Stock Exchange oil and gas company. He stepped down from active management of OEI in March 1999 when OEI merged with Seagull Energy. He ceased being a director when OEI merged with Devon Energy in April 2003. He had been chairman of the board of OEI since March 1998, when OEI merged with United Meridian Corporation (“UMC”), prior to which he had been Chief Executive Officer of UMC since February 1992, chairman of the board since May 1995, and a director since November 1989. Mr. Brock served as the President and Chief Operating Officer of UMC from November 1989 to February 1992. Mr. Brock is a member of the All-American Wildcatters’ Association, past president and director of the Houston Producers’ Forum, and past Executive Chairman and current director of St. Luke’s Episcopal Hospital and of St. Luke’s Episcopal Health Systems.

Kirbyjon H. Caldwell. Pastor Caldwell is the Senior Pastor of Windsor Village United Methodist Church in Houston, which has over 14,000 members and an outreach program that includes a school, a community development corporation, a multi-use center, and a 234-acre master-planned community. He is a limited partner of the Houston Texans NFL Franchise and serves on the boards of directors of Continental Airlines Inc., Reliant Energy, and Bridgeway Capital Management. He also is a member of the boards of directors of The Greater Houston Partnership, National Children’s Defense Fund, and Local Initiatives Support Corporation. He is a trustee of Meharry Medical School, Southern Methodist University, and Baylor College of Medicine. He holds a BA degree in Economics from Carleton College; an MBA degree in Finance from the University of Pennsylvania’s Wharton School of Business; a Masters Degree in Theology from Southern Methodist University-Perkins School of Theology; and honorary Doctor of Law degrees from Huston-Tillotson College and Carleton College.

Ernest H. Cockrell. Mr. Cockrell holds a BS degree in Engineering and an MBA from the University of Texas at Austin and is involved in ranching, farming, and investments. He is chairman of Cockrell Interests, a private investment company. He is a member of the All- American Wildcatters’ Association and is past Chairman of the Houston chapter of the Young Presidents’ Organization. Mr. Cockrell is also President of The Cockrell Foundation, a private charitable corporation which supports many Texas charities. He serves on the board of directors and executive committee and is Vice Chairman of The Methodist Hospital System, Houston, and on the board of visitors and is Vice Chairman of the University of Texas M.D. Anderson Hospital, Houston. He is a former chairman of the board of trustees of the Houston Museum of Natural Science, of the Sam Houston Area Council of the Boy Scouts of America, and of The University of Texas College of Engineering Foundation Advisory Council.

J. David Heaney. Mr. Heaney is a co-founder of Heaney Rosenthal Inc., a private investment company, and serves as its Chairman. In 1986, Mr. Heaney was one of the founders of Sterling Chemicals, Inc. (“Sterling”), which later became a public company traded on the New York Stock Exchange. During his eight years with Sterling, Mr. Heaney served as Sterling’s Administrative Vice President, and later as Chief Financial Officer. Prior to joining Sterling in 1986, Mr. Heaney was a partner in the Houston law firm Bracewell & Patterson, specializing in business transactions. Mr. Heaney holds JD and BBA degrees from The University of Texas.

Paul W. Hobby. Mr. Hobby has served as Chairman of Genesis Park, a Houston-based private equity business specializing in technology and communications investments, since 2002. In that capacity, he serves as Chief Executive Officer of Alpheus Communications, L.P., a Texas wholesaler of telecommunications services. He also serves as a director of publicly traded companies EGL, Inc. and Stewart Information Services Corporation, and as Chairman of CapRock Services, Inc., the largest satellite communications provider to the global energy business. He is the former Chairman and Chief Executive Officer of Hobby Media Services, Inc., a private investment vehicle for traditional and new media investments, and the former chairman of Columbine JDS Systems, Inc. He is a former Chief of Staff for Lieutenant Governor Bob Bullock and former Assistant United States Attorney for the Southern District of Texas. He is a member of The University of Texas Development Board and a member of the board of trustees, College of Arts & Sciences, University of Virginia. He also serves on the boards of directors of various civic, charitable, and professional associations. He holds a BA degree from the University of Virginia and a JD from The University of Texas School of Law.

John W. Johnson. Mr. Johnson is chairman of the Executive and Risk Committee. For more than five years, he has been chairman of Permian Mud Service, Inc., an oil field service company with several active subsidiaries, including Champion Technologies, Inc., Densimix, Inc., and Johnson & Lindley, Inc. He is a former chairman of the board of trustees of St. John’s School and the Houston Museum of Natural Science and was named in 2000 by Governor George W. Bush to serve as chairman of the Texas Transportation Commission. Mr. Johnson received a BE degree from Vanderbilt University in 1968. Mr. Johnson is not related to Walter E. Johnson.

Walter E. Johnson. Mr. Johnson is chairman of the boards of the Bank and the Company. He joined the Bank and managed its reorganization in 1990. Prior to joining the Bank, he was CEO/ President of Allied Bank of Texas for 18 years before it was sold to First Interstate. He is a director of Kirby Corporation, a New York Stock Exchange marine transportation company. He is actively involved in numerous Houston charities and is past Chairman of the Sam Houston Area Council of the Boy Scouts of America.

Barry M. Lewis. Mr. Lewis has made real estate and venture capital investments since 1985 and in 1989 founded Goldeneye, Inc. in which to further those activities. He is a director and past board president of The Emery/ Weiner School and past president of the Jewish Federation of Greater Houston. Mr. Lewis is on the Development Board of the University of Texas-Health Science Center-Houston and serves as a director of Communities in Schools-Houston. Mr. Lewis holds a BBA degree from Tulane University.

Fred R. Lummis. Mr. Lummis has been Managing Director of The CapStreet Group, LLC, a private equity business, since 1990. He was chairman and Chief Executive Officer of Advantage Outdoor Company from 1998 to 2000 and Chairman and Chief Executive Officer of American Tower Corporation from 1994 to 1998. He holds a BA degree in economics from Vanderbilt University and an MBA degree from the University of Texas at Austin. He is also a director of American Tower Corporation and Baylor College of Medicine.

Scott J. McLean. Mr. McLean joined the Bank in July 2002 as Executive Vice President and was elected President of the Company and the Bank in August 2003. After beginning his banking career with Texas Commerce Bank (“TCB”)/ JPMorgan Chase in Houston in 1979, he served as CEO of TCB Greenway Plaza, President of TCB Dallas, CEO of TCB El Paso, EVP/ Co-Head of Texas Private Bank, Co-Head of Texas Commercial Banking, and finally as President of the Houston Region. Mr. McLean received his BBA degree at Southern Methodist University and his MBA from the J.L. Kellogg Graduate School of Management at Northwestern University. He is involved with many community and civic organizations, has served as chairman of United Way of the Texas Gulf Coast, is a director of Memorial Hermann Hospital System and Sam Houston Area Council of the Boy Scouts of America, and is a member of Young Presidents Organization. While in Dallas and El Paso, Mr. McLean served as chairman of the Dallas United Way Campaign, President of the SMU Alumni Association, chairman of the SMU Annual Giving Campaign, chairman of the Texas Business Hall of Fame, chairman of El Paso Chamber of Commerce and a director of Presbyterian Healthcare System (Dallas), Children’s Medical Hospital (Dallas), and Providence Hospital (El Paso).

Paul B. Murphy, Jr. Mr. Murphy joined the Bank in January 1990 as an Executive Vice President, was elected a director in 1994, became President in 1996, and acquired the title of Chief Executive Officer in January 2000. Mr. Murphy began his banking career with Allied Bank of Texas in 1981. He received his BS degree from Mississippi State University and his MBA from The University of Texas at Austin. He is involved in numerous civic and community organizations including Young Presidents Organization and the Governor’s Business Council. He is a member of the board of trustees and past president of Children’s Museum of Houston and is a director of St. Luke’s Episcopal Health Care System, the Greater Houston Partnership, and the Greater Houston Community Foundation. He also serves on the Advisory Board of Houston Endowment Inc.

Andres Palandjoglou. For more than five years, Mr. Palandjoglou has been President of Rio Largo, Inc., a company involved in real estate investments and, as a partner in Memorial Builders, in the development of residential subdivisions and the construction of custom homes. Also, Mr. Palandjoglou is involved in textile manufacturing and ranching in Argentina. He is a member of the Greater Houston Builders Association. He holds a BS degree in chemical engineering from Villanova University and an MBA from the Wharton School of Business at The University of Pennsylvania.

Wilhelmina E. Robertson. For more than five years, Ms. Robertson has been president of Westview Development, Inc., a real estate development company and Cockspur, Inc. and a partner in various investment ventures. She is chair of the Cullen Trust for Health Care and past chair of the University of Houston System Board of Regents. She also serves on the board of the Cullen Foundation, the Welch Foundation, the Greater Houston Community Foundation, and The Museum of Fine Arts, Houston. Ms. Robertson holds a BA degree from The University of Texas and an honorary Doctor of Letters degree from the University of Houston.

Thomas F. Soriero, Sr. Mr. Soriero was the founder and president of Soriero & Company, an insurance brokerage firm specializing in the insurances for the oil industry. In 1986, Soriero & Company merged with AON Risk Services, where Mr. Soriero was Executive Vice President until his retirement in 2000. Mr. Soriero was an underwriting member at Lloyd’s of London during his insurance career. He is a past director of the Houston Museum of Natural Science and of the Coronado Club in Houston. Since his retirement, Mr. Soriero has been a private investor and owner of Bar None Ranch. Mr. Soriero received a BBA degree from The University of Texas.

Stanley D. Stearns, Jr. Since June 1968, Mr. Stearns has been President of Valco Instruments Co., Inc., a manufacturer of sampling and flow switching valves for gas and liquid chromatography and gas analysis instrumentation. Mr. Stearns holds a BS degree from Florida State University, with graduate studies in chemistry, and is the holder of numerous patents and author of numerous articles in the analytical instrumentation field. He is former director and chairman of the Spring Branch Association.
Executive Officers:
      Joseph H. Argue III. Mr. Argue joined the Company and the Bank in April 1997 as Executive Vice President of the Company and Executive Vice President of the Bank’s lending division. He has 32 years of banking and lending experience, including Wells Fargo Bank (Texas), N.A., First Interstate Bank of Texas, N.A., and Allied Bank of Texas. He is Chief Lending Officer and oversees the lending areas of Commercial, Real Estate, Energy, International, and Private Banking, as well as Treasury Management. He has both BBA and MBA degrees from Stephen F. Austin State University.

      Laurence L. Lehman III. Mr. Lehman joined the Bank as Assistant Vice President in 1994. He was promoted to Vice President and Manager of Financial Reporting in 1998 and Senior Vice President and Controller in 2003. He has 20 years of banking experience, including service with Compass Bank (Texas), Bank of America (Texas), and their respective successor companies. He graduated from Texas A&M University with a BBA in Accounting in 1983 and is a Certified Public Accountant. He is active in the Houston Livestock Show and Rodeo and St. Martin’s Episcopal Church.
      Randall E. Meyer. Mr. Meyer has 34 years of banking experience. Prior to joining the Bank as an Executive Vice President in December 1998, he was President of Bank of America-Texas. He became Executive Vice President and Chief Financial Officer of the Bank and the Company in January 2002. Mr. Meyer currently serves on the Economic Development Committee of the Greater Houston Partnership and previously served on the boards of directors or trustees of The Forum Club, American Red Cross (Houston Chapter), Association for Community Television (KUHT-TV), Chinquapin School, the American Bankers Association (Communications Council), Greater Houston Partnership, and Governor’s Business Council. He graduated from Yale University with a degree in economics and from Columbia University with an MBA, and is a Certified Public Accountant.
      P. Allan Port. Mr. Port became Executive Vice President, General Counsel, and Secretary of the Company and the Bank in 2002. He has diversified experience in the private practice of law, most recently with the Texas firm now known as Gardere Wynne Sewell, where he was Managing Partner in Houston. From early 2000 until he joined the Bank, Mr. Port was Executive Vice President-Corporate Development of Orillion Corporation, an international supplier of software systems to the telecommunications industry. He is currently a director of Communities in Schools-Houston, Scenic Texas, and Scenic Houston, and Advisory Director of Child Advocates, Inc. Mr. Port graduated from Yale University and The University of Texas School of Law, following which he served for one year as law clerk to the United States Court of Appeals for the Fifth Circuit.
      Steve D. Stephens. Mr. Stephens has 21 years of commercial lending experience, and is currently in charge of the Bank’s regional commercial lending offices. Prior to joining the Bank as an Executive Vice President in 1990, he was Executive Vice President and Manager of Commercial Lending at Texas Commerce Bank Reagan. Mr. Stephens is a director of Make-A-Wish Foundation and Boys and Girls Country. He graduated from the University of Houston with a BBA degree in accounting in 1980.
      W. Lane Ward. Mr. Ward was elected Vice Chairman of the Company and the Bank in 1999. Prior to that time he had served as President and Chief Executive Officer and vice chairman of the board of directors of Fort Bend Holding Corp., parent company of Fort Bend Federal Savings & Loan Association (the “Association”) since 1996. Mr. Ward joined the Association in 1978 as Financial Vice President before being promoted to Executive Vice President in 1981 and to President and Chief Operating Officer in 1987. Mr. Ward is also Chairman of Amegy Mortgage Company, L.L.C. He graduated from the University of Texas at Austin with a BBA degree in accounting in 1971, and is a Certified Public Accountant. He is a trustee for Polly Ryon Hospital Authority, Polly Ryon Foundation, and Saint John’s United Methodist Church.
Director Independence
      The Board of Directors has determined, most recently at its meeting on February 2, 2005, that all current directors other than Walter E. Johnson and Paul B. Murphy, Jr. are independent within the meaning of the standards for independence included in the Company’s Corporate Governance Guidelines and that each of them is an “independent director” as defined in Rule 4200(a)(15) of the NASDAQ Stock Market listing standards. The nominee for the additional Class I position, Scott J. McLean, President of the Company and the Bank, will not qualify as independent and an “independent director” as so defined.
Committees and Meetings of the Board of Directors
      The committees of the Board of Directors are as follows: Audit, Compensation, Governance and Nominating, and Executive and Risk. The charters of the committees, the Code of Conduct and Ethics, and the Corporate Governance Guidelines were reviewed and amended by the Board of Directors at its meeting on

February 2, 2005. The amended instruments are posted and available for review on the Company’s Web site at http://www.amegybank.com under the Corporate Governance heading.
      During 2004, the Governance and Nominating Committee consisted of Thomas F. Soriero, Sr., its Chairman, Carin M. Barth, John B. Brock III, and Paul W. Hobby. The Governance and Nominating Committee charter charges that committee with performing the duties contemplated for such committees by the Sarbanes-Oxley Act of 2002 (“the S-O Act”), the rules promulgated and proposed pursuant to the S-O Act by the Securities and Exchange Commission (“the SEC”), and the NASDAQ Stock Market listing standards pertaining to corporate governance (“the Rules”). In general, the responsibilities of the Governance and Nominating Committee are to enhance the effectiveness of the Board of Directors, to review and revise the Company’s Corporate Governance Guidelines and Code of Conduct and Ethics, to recruit and recommend for election nominees for the Board of Directors, to conduct performance evaluations for the Board and the directors, and to recommend director compensation plans. The Governance and Nominating Committee held four regular meetings during 2004. The charter of the Governance and Nominating Committee is available on the Company’s Web site.
      During 2004, the Audit Committee consisted of J. David Heaney, its Chairman, Carin M. Barth, Paul W. Hobby, Andres Palandjoglou, and Stanley D. Stearns, Jr. The Audit Committee charter specifies that the Audit Committee has the duties prescribed for audit committees by the S-O Act and the Rules, including overseeing the Company’s financial reporting process, the adequacy of its internal controls and the integrity of its financial statements, its compliance with regulatory requirements, and the qualifications, independence, and performance of the independent auditors and the Company’s internal audit function. The Committee meets regularly and privately with the independent auditors, the internal auditors, and the Chief Compliance Officer. The Audit Committee has the authority to obtain advice and assistance from outside legal, accounting, or other advisors as the Audit Committee deems necessary to carry out its duties. The Audit Committee held four regular meetings during 2004. The Board of Directors of the Company has determined, most recently at its meeting on August 4, 2004, that all members of the Audit Committee are financially literate as defined by the Rules and that J. David Heaney, Chairman of the Audit Committee, is an audit committee financial expert as defined by the Rules. The charter of the Audit Committee was attached to the Company’s proxy statement dated March 20, 2003 and is available on the Company’s Web site.
      During 2004, the Compensation Committee consisted of John B. Brock III, its Chairman, John W. Johnson, J. David Heaney, and Ernest H. Cockrell. The Compensation Committee charter specifies that the Compensation Committee has the duties required of compensation committees by the S-O Act and the Rules. The Compensation Committee administers the Company’s stock option plans and makes recommendations to the Board of Directors as to option grants to Company employees under such plans. In addition, the Compensation Committee is responsible for making recommendations to the Board of Directors with respect to the compensation of the Company’s executive officers and is responsible for the establishment of policies dealing with various compensation and employee benefit matters for the Company. The Compensation Committee held four meetings during 2004. The report of the Compensation Committee is included in this document at page 17. The charter of the Compensation Committee is available on the Company’s Web site.
      In 2004, the members of the Executive and Risk Committee were John W. Johnson, its Chairman, John B. Brock III, Ernest H. Cockrell, J. David Heaney, Walter E. Johnson, Paul B. Murphy, Jr., Andres Palandjoglou, Wilhelmina E. Robertson, Thomas F. Soriero, Sr., Stanley D. Stearns, Jr., and Barry M. Lewis. The Executive and Risk Committee acts on behalf of the Board of Directors during intervals between its meetings and monitors the Company’s and the Bank’s process to identify, assess, and manage risks. The Executive and Risk Committee held four meetings during 2004. The Executive and Risk Committee is also the Executive and Risk Committee of the Bank board.
      During the year ended December 31, 2004, the Board of Directors held four meetings. In 2004, each incumbent director attended at least 75% of the aggregate of the total number of meetings of the Board of Directors and the total number of meetings held by all committees on which he or she served. The Board of Directors normally meets on the day of the annual meeting of shareholders and most directors attend that meeting. No less than twelve of the Company’s fifteen directors attended the annual meeting in 2004.

Director Compensation
      At its meeting in January 2003, the Board of Directors, at the recommendation of the Governance and Nominating Committee, altered the prior plan for director compensation, in light of the amounts being paid by comparable enterprises and the increased responsibility of and time demands on directors occasioned by the S-O Act and the Rules. Each director receives an annual retainer in the amount of $10,000, plus $3,000 for each regular Board meeting attended. Four meetings of the Board of Directors of the Company occurred during 2004. The committee chairpersons receive annual stipends for their service in the following amounts, which were fixed according to the relative workloads to be borne by each committee:

Audit Committee	$25,000
Compensation Committee	$20,000
Governance and Nominating Committee	$20,000
Executive and Risk Committee	$25,000
      The directors who serve as chairpersons of committees of the Bank board also receive special stipends for such service. The members of each committee of the Bank board and the Board of Directors receive $1,000 for each regularly scheduled committee meeting attended, except that the members of the Audit Committee are paid $1,500 for each meeting attended. No meeting fees are paid for specially-called meetings. Members of the Audit Committee are compensated for up to eight regular meetings each year, members of the Bank board Loan Committee are compensated for up to six meetings each year and, the members of the remaining committees are compensated for up to four meetings each year. Committee members are not compensated for additional meetings, even though they may be held.
      In November 2001, the directors of the Company approved and adopted the Non-Employee Directors Deferred Fee Plan (“the Directors Plan”), pursuant to which each director of the Company and each director of the Bank may elect to defer receipt of all or one-half of his compensation for serving as a director, committee member or committee chairman for a period of time selected by the director that terminates no later than the date he ceases to be a director. The deferred amounts credited to his account during each calendar quarter are deemed to be invested in a number of shares of Common Stock determined by dividing the amount of the director’s compensation deferred for that quarter by the closing sale price of the Common Stock reported by NASDAQ on the last trading day of the quarter and multiplying that result by 1.25.
      A total of 25,000 shares of Common Stock were initially reserved for issuance under the Directors Plan. In November 2003 the Company’s Board of Directors amended the Directors Plan to provide that a total of 125,000 shares of Common Stock may be issued under the terms of the Directors Plan and to make other technical amendments. All such amendments were expressly made subject to approval of the Company’s shareholders and were approved at the 2004 Annual Meeting of Shareholders. All of the directors elected to defer either one-half or all of their compensation under the Directors Plan with respect to both 2003 and 2004.
Other Corporate Governance Matters
      At its meeting in January 2003, the Board of Directors adopted new charters of the committees of the Board of Directors, which impose on those committees the duties contemplated by the S-O Act and the Rules. In addition, the Board of Directors adopted a revised Code of Conduct and Ethics, which is applicable to all directors and employees of the Company and the Bank and which includes a code of ethics for its principal executive officers and its principal financial officers. The Board of Directors also adopted new Corporate Governance Guidelines. The committee charters, the Code of Conduct and Ethics, and the Corporate Governance Guidelines were reviewed and amended by the Board of Directors at its meeting on February 2, 2005. The amended and currently-effective instruments are available on the Company’s Web site. During 2003, the Company established new procedures for the receipt, retention, and treatment of reports of violations of the Code of Conduct and Ethics and complaints regarding accounting, internal accounting controls, or auditing matters and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters. The Company engages a third party service that provides an anonymous Web-

based and telephone accessible reporting capability. Reports made through this system are forwarded confidentially to the Company’s General Counsel and Internal Auditor for investigation and handling.
Executive Sessions of the Company’s Board of Directors
      Executive sessions of the independent directors of the Company and the Bank are held at the conclusion of each regular meeting of the Board of Directors. The sessions are chaired by the Chairman of the Executive and Risk Committee.
Communications with the Board of Directors
      Individuals may communicate with the Company’s Board of Directors, in care of the Secretary of the Company, by addressing an e-mail to allan.port@amegybank.com or a letter to “Corporate Secretary, Southwest Bancorporation of Texas, Inc., 4400 Post Oak Parkway, Houston, Texas 77027.” Any such communication will be forwarded to the Chairman of the Executive and Risk Committee or to another individual director to whose attention it appears appropriate. The Corporate Secretary is also the General Counsel of the Company and he may respond directly to the communication. Communications received by the Corporate Secretary in an envelope marked “confidential” and addressed to the Board of Directors, a committee, or an individual director will be forwarded to the appropriate addressee on a confidential basis without being opened.
Nomination of Directors
      The Governance and Nominating Committee is responsible for identifying and recruiting candidates for director and recommending candidates for nomination by the Board of Directors. The Governance and Nominating Committee has determined, as a matter of policy, that it will consider director candidates recommended by the Company’s shareholders and that such recommendations should be submitted in writing, with a description of the recommended candidate’s qualifications, including those pertinent to the factors listed below, to the Corporate Secretary of the Company in the manner specified in the preceding paragraph. The Governance and Nominating Committee has also determined that, in considering director candidates, it will take into consideration a number of factors, including the candidate’s (a) independence from management, (b) age, gender, and ethnic background, (c) relevant business experience, (d) reputation in the social and business communities in which the Bank does business, (e) judgment and integrity, (f) current commitments to other business and potential conflicts of interest, (g) corporate governance sophistication, and (h) suitability for service on the Company’s major committees, including the Audit, Compensation, and Governance and Nominating committees.
      Under the Company’s by-laws, nominations for director may be made only by or at the direction of the Board of Directors or by a shareholder of record entitled to vote. In order for a shareholder to make a nomination to be considered at an annual meeting of the shareholders of the Company, the shareholder must deliver notice to the Secretary of the Company at its principal executive offices not later than the close of business on the 70th day prior to the anniversary date of the immediately preceding annual meeting setting forth the information required by the Company’s by-laws. For the Company’s annual meeting in 2006, a shareholder’s notice must be received by February 23, 2006. The full text of the relevant by-law provision may be obtained by contacting the Corporate Secretary of the Company in the manner specified in the preceding section.
      The Board of Directors recommends that the shareholders vote “FOR” the election of the six nominees for director named herein.
PRINCIPAL SHAREHOLDERS
      The following table sets forth certain information regarding the beneficial ownership of the Company’s Common Stock as of February 15, 2005, by (i) each director and nominee for director, (ii) each of the Named Executives (as defined under “Executive Compensation”), (iii) all directors and executive officers as a group, and (iv) the persons known by the Company to own beneficially 5% or more of the Company’s

Common Stock. Unless otherwise indicated, each person has sole voting and dispositive power over the shares indicated as owned by such person. Shares under the column entitled “Phantom Shares” are the number of units credited to the directors pursuant to the Directors Plan. See “Director Compensation.”

		Options Exercisable		Total		Percentage
	Shares of	within 60 Days of	Phantom	Number of		Beneficially
	Common Stock	2/15/2005	Shares	Shares		Owned

Carin M. Barth	500	3,500	6,504	10,504		*
John B. Brock III	128,000	38,600	9,810	176,410		*
Kirbyjon H. Caldwell	53	0	0	53		*
Ernest H. Cockrell	1,749,696	26,200	4,701	1,780,597	(1)	2.54%
J. David Heaney	126,076	36,600	11,288	173,964	(2)	*
Paul W. Hobby	1,000	2,000	2,190	5,190		*
John W. Johnson	445,000	228,400	7,283	680,683	(3)	*
Walter E. Johnson	120,393	41,768	0	162,161	(4)	*
Barry M. Lewis	63,840	41,200	8,510	113,550		*
Fred R. Lummis	12,000	3,600	4,847	20,447		*
Paul B. Murphy	182,793	311,100	0	493,893	(5)	*
Andres Palandjoglou	199,500	62,100	5,433	267,033	(6)	*
Wilhelmina E. Robertson	1,046,488	53,700	5,479	1,105,667	(7)	1.58%
Thomas F. Soriero, Sr.	20,544	23,500	6,440	50,484		*
Stanley D. Stearns, Jr.	691,268	21,700	5,307	718,275		1.02%
Joseph H. Argue III	40,734	147,000	0	187,734	(8)	*
Steve D. Stephens	25,561	70,400	0	95,961	(9)	*
Scott J. McLean	35,768	28,000	0	63,768		*
Directors & executive officers as a group				6,319,975	(10)	9.01%

Over 5% Beneficial Owners
Robert C. McNair				4,149,292	(11)	5.92%
4400 Post Oak Parkway, Suite 1400 Houston, Texas 77027
T. Rowe Price Associates, Inc.				3,518,908	(12)	5.02%
100 East Pratt Street Baltimore, Maryland 21202-1009
Westfield Capital Management Company				4,642,862	(12)	6.62%
One Financial Center, 23rd Floor Boston, Massachusetts 02111-2621

*	Does not exceed 1.0%.

(1)	Includes 1,749,696 shares held by family partnerships. Mr. Cockrell’s interest in the family partnerships is approximately 50%.

(2)	Includes 78,240 shares owned by Mr. Heaney’s wife and 24,000 shares held in trust for the benefit of his two children.

(3)	Includes 85,000 shares held in trust for the benefit of his children and 90,000 shares held by a family partnership. Mr. Johnson’s interest in the family partnership is approximately 21%.

(4)	Includes 10,500 shares held by Walter E. Johnson’s wife and 5 shares held in the Company’s 401(k) plan.

(5)	Includes 14,473 shares held by the Company’s 401(k) plan.

(6)	Includes 199,500 shares held by a corporation of which Mr. Palandjoglou is president.

(7)	Includes 650,540 shares held in trust and 182,148 shares held by a family partnership. Mrs. Robertson’s interest in the family partnership is approximately 20%.

(8)	Includes 21,354 shares held by the Company’s 401(k) plan.

(9)	Includes 1,945 shares held by the Company’s 401(k) plan.

(10)	Includes 42,902 shares held by the Company’s 401(k) plan.

(11)	Mr. McNair has sole voting and dispositive power with respect to 3,789,000 of such shares, and shared voting and dispositive power with respect to 360,292 of such shares, as to 74,600 shares of which he disclaims any beneficial interest, such shares being held by an educational foundation of which he is Chairman of the Board of Trustees.

(12)	These securities are owned by various individual and institutional investors which the companies serve as investment advisers with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Securities Exchange Act of 1934, T. Rowe Price and Westfield are deemed to be beneficial owners of such securities; however, T. Rowe Price and Westfield expressly disclaim that they are, in fact, the beneficial owners of such securities.

EXECUTIVE COMPENSATION
      The following table provides certain summary information concerning compensation paid or accrued by the Company to or on behalf of the Company’s Chief Executive Officer and each of the four other most highly compensated executive officers of the Company (“the Named Executives”) for the fiscal years ended December 31, 2004, 2003, and 2002. Unless otherwise noted, all positions are held with the Company and the Bank.

					Long Term Compensation
		Annual Compensation
					Restricted		Securities
				Other Annual	Stock		Underlying	All Other
Name and Principal Position	Year	Salary	Bonus	Compensation(1)	Award(s)($)		Options(#)(2)	Compensation(3)

Paul B. Murphy	2004	$412,500	$300,000	$12,134	$326,060	(4)	45,000	$10,250
Chief Executive	2003	368,750	200,000	12,544	194,250	(5)	31,800	10,031
Officer	2002	350,000	285,000	11,933	1,670,980	(6)	143,600	22,000

Walter E. Johnson	2004	300,000	175,000	12,446	163,030	(4)	22,500	210,250 (7)
Chairman	2003	312,885	175,000	14,331	—		31,800	6,106
	2002	400,000	285,000	9,821	—		43,600	22,000

Scott J. McLean	2004	325,000	250,000	13,321	232,900	(4)	30,000	10,000
President	2003	270,833	175,000	11,453	194,250	(5)	30,000	9,290
	2002	114,583	74,000	4,775	288,100	(6)	70,000	3,125

Joseph H. Argue III	2004	232,500	150,000	11,537	93,160	(4)	12,500	10,250
Executive Vice	2003	218,750	115,000	17,722	116,550	(5)	20,000	5,625
President	2002	200,000	135,000	16,605	86,430	(6)	20,000	10,000

Steve D. Stephens	2004	225,000	150,000	10,608	93,160	(4)	12,500	10,250
Executive Vice	2003	205,000	97,500	7,613	116,500	(5)	20,000	7,634
President	2002	190,000	100,000	8,575	72,025	(6)	14,000	10,000

(1)	Perquisites and other personal benefits paid to each of the Named Executives in each instance aggregated to less than $50,000.

(2)	The number of shares has been adjusted for 2003 and 2002 by reason of the stock dividend paid in 2004.

(3)	These amounts include contributions by the Company to the Company’s 401(k) Plan. The amounts for each of Messrs. Johnson and Murphy also include directors fees of $3,000 and $6,300 for the years ended 2003 and 2002, respectively.

(4)	Represents the number of shares of restricted stock awarded multiplied by $23.29, the closing price of the Common Stock on December 31, 2004. The awards are subject to forfeiture restrictions that lapse as to 25% of the shares on December 31, 2005, December 31, 2006, December 31, 2007 and December 31, 2008.

(5)	Represents the number of shares of restricted stock awarded multiplied by $38.85, the closing price of the Common Stock on December 31, 2003 (not adjusted by reason of the 2004 stock dividend). The awards are subject to forfeiture restrictions that lapsed as to 40% of the shares on December 31, 2004, and that will lapse as to 20% of the shares on December 31, 2005, December 31, 2006, and December 31, 2007.

(6)	Represents the number of shares of restricted stock awarded multiplied by $28.81, the closing price of the Company’s Common Stock on December 31, 2002 (not adjusted by reason of the 2004 stock dividend). The stock awards to Messrs. Argue, McLean and Stephens and 8,000 of the 58,000 shares awarded to Mr. Murphy are subject to forfeiture restrictions that lapsed as to 40% of the shares on December 31, 2003 and December 31, 2004, and that will lapse as to 20% of the shares on each of December 31, 2005 and December 31, 2006. The remaining 50,000 shares awarded to Mr. Murphy are subject to forfeiture restrictions that lapsed as to 20% of the shares on June 4, 2003 and June 4, 2004, and that will lapse as to 20% of the shares each year thereafter until June 4, 2007.

(7)	This amount includes $200,000 paid to Mr. Johnson as a one-time bonus for his extraordinary work in facilitating the merger with Klein Bancshares, Inc. and Klein Bank.

Option Grants During 2004
      The following table contains information concerning the grant of stock options to the Named Executives during fiscal year 2004.

					Potential Realizable
		% of Total			Value at Assumed
	Number of	Options			Annual Rates of Stock
	Securities	Granted to			Price Appreciation
	Underlying	Employees in	Exercise		for Option Term(1)
	Options	Fiscal Year	Price	Expiration
Name	Granted (#)	2004	($/Sh)	Date	5%($)	10%($)

Walter E. Johnson	22,500	2.62%	21.05	6/25/2014	297,860	754,836
Paul B. Murphy	45,000	5.23%	21.05	6/25/2014	595,720	1,509,673
Scott J. McLean	30,000	3.49%	21.05	6/25/2014	397,147	1,006,448
Joseph H. Argue III	12,500	1.45%	21.05	6/25/2014	165,478	419,353
Steve D. Stephens	12,500	1.45%	21.05	6/25/2014	165,478	419,353

(1)	The amounts shown under these columns are the result of calculations at the 5% and 10% rates required by the Securities and Exchange Commission and are not intended to forecast future appreciation of the Company’s Common Stock.
Stock Option Exercises and Fiscal Year-End Values
      The following table sets forth certain information concerning option exercises during the year ended December 31, 2004 by the Named Executives and the value of unexercised options held by each of the Named Executives at December 31, 2004.

			Number of		Value of
			Securities Underlying		Unexercised
			Unexercised Options		In-the-Money Options
	Shares		at December 31, 2004		at December 31, 2004(2)
	Acquired	Value
Name	On Exercise	Realized(1)	Exercisable	Unexercisable	Exercisable	Unexercisable

Walter E. Johnson	137,652	$1,579,605	25,768	101,500	$233,744	$806,920
Paul B. Murphy	100,000	1,670,890	295,100	224,000	4,731,880	1,588,945
Scott J. McLean	n/a	n/a	28,000	102,000	183,680	586,620
Joseph H. Argue III	32,000	510,795	135,000	56,500	2,161,066	447,725
Steve D. Stephens	20,000	264,050	63,600	52,900	945,558	404,787

(1)	The “value realized” represents the difference between the exercise price of the option shares and the market price of the option shares on the date of exercise without considering any taxes that may have been owed.

(2)	The value is based on $23.34 per share, which was the average of the high and low price reported on The NASDAQ Stock Market on December 31, 2004.
Employment Agreements
      At its meeting on February 2, 2005, the Board of Directors approved new change in control agreements, replacing existing agreements, for Messrs. Murphy, McLean, Argue, and Stevens, and certain other executive officers. Under the new agreements, the definition of a change in control has been expanded. In addition, to be entitled to receive benefits under the new agreements, a change in control must occur before the agreement expires and the employee’s employment with the Company must be terminated without Cause or with Good Reason (as each term is defined in the agreements) after the occurrence of the change in control.
      Under the prior agreements, if the employee were terminated without Cause or terminated with Good Reason following a change in control, he would have received severance compensation equal to the discounted present value of three (3) full year(s) of compensation (salary plus a bonus equal to not less than the highest annual bonus paid to him during the three (3) calendar years preceding the year in which the termination occurred). The discount has been eliminated in the new agreements, and the severance compensation would also include the highest annual commission amount paid to the employee during the three (3) calendar years preceding the year in which the termination occurred. Intentionally engaging in any wrongful competitive activity with the Company has been added to the list of items warranting termination for Cause under the new agreements. The items that would allow the employee to terminate his employment for “Good Reason” following a change in control and to receive benefits under the agreement were expanded in the new agreements.
      Under the new agreements, additional payments, known as “gross up” payments, will be made to the employee so that after the payment of the parachute payment excise tax (as defined under section 280G of the Internal Revenue Code, as amended), and all federal, state and local income and employment taxes and excise taxes on the additional payments, the employee receives the severance compensation that he would have received had no excise tax been payable. However, the employee’s severance compensation will be capped at 2.99 times the employee’s average annual compensation for services performed during the five years prior to the year of the change in control so that there would be no golden parachute excise tax if the employee’s severance compensation, when added to the present value of any other parachute payments, does not exceed 3.45 times such average annual compensation.
      Effective October 19, 2004, the Company entered into an amended employment agreement with Walter E. Johnson, which provides for an annual salary of $300,000 until his 70th birthday, on February 17, 2006, and $250,000 thereafter until the 2008 Annual Meeting of Shareholders, at which time Mr. Johnson’s retirement will be required under the current Corporate Governance Guidelines. Each year of the contract term, Mr. Johnson is entitled to receive a cash bonus of up to 60% of his annual salary with respect to calendar years through 2005, and a bonus of up to 75% of his annual salary with respect to calendar years 2006, 2007, and 2008, determined on a discretionary basis by the Compensation Committee of the Board of Directors using the same criteria as that used for other senior executives of the Company. The Company has also agreed to maintain a $3,031,481 “second to die” life insurance policy on Mr. Johnson and his spouse and a $4,000,000 “ten-year” term life insurance policy on Mr. Johnson until termination of the contract. As a condition to the Company’s entering into this employment agreement, Mr. Johnson agreed to terminate his change in control agreement with the Company, which had the same terms as the prior change in control agreements described above.
Interests of Management and Others in Certain Transactions
      Many of the directors and executive officers of the Company and their associates, which include corpora-tions, partnerships, and other organizations in which they are officers or partners or in which they and their immediate families have at least a 5% interest, are customers of the Bank. During 2004, the Bank made loans in the ordinary course of business to certain directors and certain executive officers of the Company and their associates, all of which the Company believes were on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with persons unaffiliated with the Company and did not involve more than the normal risk of collectibility or present other unfavorable features. Loans to directors, executive officers, and principal shareholders of the Company (i.e., those who own 10% or more of the outstanding shares of Common Stock) are subject to limitations contained in the Federal Reserve Act, the principal effect of which is to require that extensions of credit by the Bank to executive officers, directors, and principal shareholders satisfy the foregoing standards. On December 31, 2004, all of such term loans aggregated $91.7 million and the total revolving lines of credit aggregated $84.1 million. The Company expects to have such transactions or transactions on a similar basis with its directors, executive officers, and principal shareholders and their associates in the future.
      On November 22, 1999, the Bank executed a commitment to invest a total of $2,000,000 in CapStreet II, L.P., a $330,000,000 private equity fund sponsored and controlled by The CapStreet Group, LLP, a private investment company founded by Fred R. Lummis. Mr. Lummis is the Managing Director of and a partner in The CapStreet Group, LLP. The Bank has made capital contributions to the fund aggregating $1,638,918.

Section 16(a) Beneficial Ownership Reporting Compliance
      Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s officers (as defined in Rule 16a-1(f)), directors, and persons who own more than 10% of a registered class of the Company’s equity securities to file reports of ownership and changes in ownership with the SEC. Such persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) reports they file. Based solely on its review of the copies of such reports received by it and representations from certain reporting persons that they have complied with the relevant filing requirements, the Company believes that all filing requirements applicable to its officers, directors and 10% stockholders were complied with during the year ended December 31, 2004, except that John W. Johnson made one late filing.
COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
      During 2004, the Compensation Committee of the Board of Directors consisted of the four directors whose names appear below. Each member of the Compensation Committee is an “independent director” as defined in Rule 4200(a)(15) of the NASDAQ Stock Market listing standards. This report describes the elements of the Company’s executive officer compensation programs and the basis on which 2004 compensation determinations were made by the Compensation Committee with respect to the executive officers of the Company, including the Named Executives.
Compensation Philosophy and Overall Objectives
      The goal of the Company’s executive compensation policy is to ensure that executive compensation is linked directly to continuous improvements in corporate performance and long-term increases in shareholder value, while concurrently ensuring that key employees are motivated and retained. The following objectives have been established by the Compensation Committee as guidelines for compensation decisions:

•	The Company must provide a competitive total compensation package that enables the Company to attract and retain key executives.

•	All of the Company’s compensation programs must be integrated with its annual and long-term business objectives so that executives remain focused on the fulfillment of these objectives.

•	The Company’s compensation package must include a variable component that directly links compensation with the overall performance of the Company, thereby expressly aligning executive compensation with the interest of shareholders.
      The Compensation Committee regularly reviews the Company’s compensation programs to ensure that remuneration levels and incentive opportunities are competitive and reflect performance. Factors taken into account in assessing the compensation of individual officers include the officer’s performance and contribution to the Company, experience, strategic impact, external equity or market value, internal equity or fairness, and retention priority. The various components of the compensation programs for executive officers are discussed below.
Base Salary
      Base salary levels are largely determined through comparison with national banking organizations of a size similar to that of the Company. Also, both local and regional surveys are utilized to establish base salaries that are within the range of those of persons holding positions of comparable responsibility at other banking organizations in the region and nationally, without regard to their size. Actual base salaries also are intended to reflect individual performance contributions. In addition to individual job performance and the above-referenced market comparisons, other factors may be taken into consideration, such as cost of living increases as well as an individual’s perceived potential with the Company. All executive officer base salary levels are considered by the Compensation Committee to be competitive within a necessary and reasonable range.
      It has become the established practice of the Compensation Committee to review and, if deemed appropriate, adjust the base salaries of the Company’s executive officers on a yearly basis. Due to margin pressures and a weakening economy, Mr. Murphy and other executive officers received no salary increase in 2002. Mr. Murphy’s salary was increased in 2003 by $25,000 over its amount in 2002. His salary was increased in 2004 by $50,000 over its amount in 2003. These increases were in recognition of the increased size and complexity of the Company, the competition in the marketplace, and his expanding responsibilities.
2004 Omnibus Incentive Plan
      Since May 2004, the Company’s officers have been eligible to participate in the 2004 Omnibus Incentive Plan (the “Plan”) approved by the shareholders at the 2004 Annual Meeting and described in detail in the Company’s 2004 proxy statement. The objective of the Plan (and the Company’s predecessor stock option and restricted stock plans) is to create competitive levels of compensation tied directly to the attainment of financial objectives which the Compensation Committee believes are the primary determinants over time of share price. More specifically, the Plan is designed primarily to foster a systematic management focus on the longer-term corporate goal of consistent and steady earnings growth.
      During 2004, options to purchase 860,351 shares of the Common Stock (as adjusted for the stock dividend paid in July 2004) were granted to employees at prices ranging from $18.60 to $24.00.
      Under the Restricted Stock Plan implemented in 2001, the Company was authorized to issue up to 300,000 shares of Common Stock pursuant to “Awards” granted thereunder. The Restricted Stock Plan was terminated incident to the adoption of the Plan, under which awards of restricted stock are authorized.
      In accordance with APB 25, compensation expense is recognized for the performance-based awards of restricted stock. The Company recognized $1,766,778 of compensation expense in connection with restricted stock awards in 2004.
Executive Bonus Plan
      The executive bonus plan is designed primarily to align the compensation of the Company’s executive officers with the shorter-term performance of the Company. Awards for executive officers are intended by the Compensation Committee to be consistent with incentive bonuses paid by banking companies of a size similar to that of the Company, provided that bonuses are increased or decreased annually on the basis of the Company’s actual performance relative to financial goals fixed at the beginning of each year. Due to low net interest margins and other economic factors, which resulted in the Company’s failure to achieve certain of the relatively ambitious financial targets fixed for 2003, bonuses awarded to executive officers in 2004, with respect to the year ended December 31, 2003, were uniformly lower than bonuses awarded with respect to 2002. Although the level of financial goal achievement in 2004 was comparable to that of 2003, bonuses awarded to executive officers with respect to 2004 were increased over those of the prior year. The Compensation Committee recognized that net interest margin pressures have been an industry-wide phenomenon and that the Company had many positive accomplishments in both 2003 and 2004, including its growth and maintenance of its asset quality. In addition, executive bonuses were increased in light of the compensation comparison review discussed below. Notwithstanding these increases, the average 2004 bonus per employee of the Company was below that of 2003.
2004 Compensation of the Chief Executive Officer
      In reviewing the 2004 compensation of Paul B. Murphy, Jr., the Company’s Chief Executive Officer, the Compensation Committee undertook the evaluation set forth above with respect to executive officers. Mr. Murphy’s base salary is reviewed on a yearly basis and most recently was increased in April 2004. His base salary is considered to be reasonable and competitive based on published compensation surveys and other publicly available compensation information. His bonus for 2004 performance was determined in February 2005 based on overall Company performance through December 2004. In fixing the compensation of Mr. Murphy, the Compensation Committee members were provided data concerning individual compensation history, executive compensation survey data, and comparative information concerning performance.

2005 Executive Compensation Review
      In both 2003 and 2004, the Compensation Committee engaged Hewitt Associates to perform a review of the Company’s compensation program for its executive officers and its long-term incentive plans. The review included a comparison of the Company’s compensation for its executive officers with that of persons holding similar positions at national banks of comparable size and with other regional banks headquartered in the State of Texas. Hewitt Associates made a variety of recommendations to the Compensation Committee, which made adjustments to the compensation of certain executive officers.
Other
      The Compensation Committee does not currently intend to award compensation that would result in a limitation on the deductibility of a portion of such compensation pursuant to Section 162(m) of the Internal Revenue Code of 1986, as amended, other than awards that may be made under the Restricted Stock Plan; however, the Compensation Committee may in the future decide to authorize other compensation in excess of the limits of Section 162(m) if it determines that such compensation is in the best interest of the Company.

Compensation Committee

John B. Brock III, Chairman
J. David Heaney
John W. Johnson
Ernest H. Cockrell

STOCKHOLDER RETURN PERFORMANCE PRESENTATION
      The Stock Performance Graph compares the cumulative shareholder return on the Common Stock against the cumulative total return of the S&P 500 Stock Index (“S&P Index”) and the Keefe Bruyette & Woods 50 Total Return Index (the “KBW Index”) for the period from January 27, 1997 through December 31, 2004. The graph assumes that $100 was invested on January 27, 1997 in the Common Stock and the indices, at the initial public offering of the Company’s Common Stock of $4.125 per share and the closing price for the stocks comprising the S&P Index and the KBW Index, respectively, on such date. The Company’s Common Stock began trading on the NASDAQ Stock Market on January 27, 1997.
      The KBW Index is a market-capitalization-weighted index measuring bank-stock price performance.

	January 27,	December 31,	December 31,	December 31,	December 31,	December 31,	December 31,	December 31,	December 31,
	1997	1997	1998	1999	2000	2001	2002	2003	2004

Southwest Bancorporation of Texas, Inc.	$100.00	$188.61	$216.67	$240.15	$520.46	$366.91	$349.21	$470.91	$568.70
S&P 500	$100.00	$126.85	$160.65	$192.03	$172.59	$150.08	$115.01	$145.35	$230.90
KBW 50 Total Return Index	$100.00	$146.19	$158.29	$152.80	$177.89	$110.02	$99.60	$129.91	$184.90

AUDIT COMMITTEE REPORT
      The Audit Committee has reviewed and discussed with the Company’s management and PricewaterhouseCoopers LLP, the Company’s independent auditors, the audited financial statements of the Company contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2004.
      The Audit Committee has also discussed with the Company’s independent auditors the matters required to be discussed pursuant to Statement on Auditing Standards No. 61 (titled “Communication with Audit Committees”). The Audit Committee has received and reviewed the written disclosures and the letter from PricewaterhouseCoopers LLP required by Independence Standards Board Standard No. 1 (titled “Independence Discussions with Audit Committees”), and has discussed with PricewaterhouseCoopers LLP the independent auditors’ independence. The Audit Committee has also considered whether the provision of non-audit services to the Company by PricewaterhouseCoopers LLP is compatible with maintaining their independence.
      Based on the review and discussion referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2004.
      This report is submitted by the undersigned members of the Audit Committee.

J. David Heaney, Chairman
Carin M. Barth
Andres Palandjoglou
Paul W. Hobby
Stanley D. Stearns, Jr.
ITEM 2.
APPROVAL OF AMENDMENTS TO ARTICLES OF INCORPORATION
      In January 2005, the Board of Directors approved and adopted amendments to the Articles of Incorporation of the Company to (a) change the name of the Company to Amegy Bancorporation, Inc. and (b) increase the aggregate number of authorized shares of Common Stock of the Company from 150,000,000 to 300,000,000, and to adopt Articles of Amendment to the Articles of Incorporation of the Company to reflect such amendments. The proposed amendments are included in the Articles of Amendment to the Articles of Incorporation attached as Appendix A to this proxy statement.
Reasons for Change of Name
      On March 4, 2005, the name of the Bank was changed to Amegy Bank National Association and the names of the Bank’s operating subsidiaries were changed to incorporate the word “Amegy.” The change of the names was desirable because the Bank and its subsidiaries have begun operations in the Dallas/ Fort Worth Metroplex and the Bank is prohibited by contract with a competitor from using the name “Southwest Bank” outside the ten-county Houston region. In addition, a number of other financial institutions use the word “Southwest” in their names. As a result, the Bank and its subsidiaries have been operating under a variety of trade names, and it was deemed desirable to adopt a new name to enable operations under a single brand. On March 7, 2005, the Common Stock of the Company became listed on the NASDAQ Stock Market under the symbol ABNK. The change of the name of the Company is desirable to correspond with that of the Bank and its subsidiaries.
Reasons for Increase in Authorized Shares
      The number of authorized shares of the Common Stock of the Company has been increased from time to time as additional stock has been issued. The number of issued shares was doubled during 2004, by reason of a stock dividend that was paid in July 2004. The Board of Directors approved a new dividend reinvestment and direct stock purchase plan (“the DRIP”) during 2004, which will be implemented in the near future. Although management has no current plan or intention to issue additional Common Stock other than in the ordinary course under the terms of the DRIP and in connection with employee benefit plans, the Board of Directors believes it is desirable and in the best interests of the Company and the stockholders to increase the number of authorized shares of Common Stock to provide the Company with sufficient authorized shares for future corporate purposes, which may include, but are not limited to the following:

•	corporate transactions, such as stock splits or stock dividends;

•	financing transactions, such as public offerings of Common Stock or convertible securities;

•	acquisitions;

•	strategic investments;

•	incentive and employee benefit plans; and

•	otherwise for corporate purposes that have not yet been identified.
      Except for issuances under the DRIP and in connection with employee benefit plans, the Company has no present plans, arrangements, or understandings to issue additional shares of Common Stock, although it reserves the right to do so in the future. If approved by the stockholders, the additional authorized shares of Common Stock would be available for issuance, at the discretion of the Company’s Board of Directors, in such amounts and upon such terms as the Board of Directors may determine, without further stockholder approval (subject to applicable Texas law and NASDAQ rules).
      Holders of the Company’s Common Stock do not have preemptive rights with respect to future issuances of additional shares of Common Stock, which means that current stockholders do not have a prior right to purchase any new issue of the Company’s Common Stock to maintain their proportionate ownership interests. As a result, the issuance of a significant amount of additional authorized Common Stock (other than as the result of a stock split or other pro rata distribution to stockholders) would result in a significant dilution of the beneficial ownership interests and/or voting power of each stockholder who does not purchase additional shares to maintain his or her pro rata interest. As additional shares are issued, the shares owned by existing stockholders will represent a smaller percentage ownership interest in the Company.
      The Company’s Board of Directors does not intend or view the proposed increase in the number of authorized shares of Common Stock as an anti-takeover measure. The proposal to increase the authorized shares of the Company’s Common Stock was not prompted by any takeover or acquisition effort or threat. The Company is not aware of any threat of takeover or change in control, nor is the Company considering adopting or proposing to stockholders any anti-takeover measures.
Vote Required
      The proposals to amend the Company’s Articles of Incorporation as described above will require for approval the affirmative vote of holders of a majority of the outstanding shares of Common Stock.
      The Board of Directors recommends that shareholders vote “FOR” approval of the Amendments to the Articles of Incorporation.
ITEM 3.
APPOINTMENT OF AUDITORS
      The Audit Committee has appointed PricewaterhouseCoopers LLP, independent public accountants, to audit the consolidated financial statements of the Company for the year ending December 31, 2005. PricewaterhouseCoopers LLP has audited the Bank’s financial statements since 1983 and the Company’s consolidated financial statements since its inception in 1996. The Company is advised that no member of PricewaterhouseCoopers LLP has any direct or material indirect financial interest in the Company, or, during the past three years, has had any connection with the Company in the capacity of promoter, underwriter, voting trustee, officer or employee.
      Ratification of this appointment shall be effective upon receiving the affirmative vote of the holders of a majority of the Common Stock present or represented by proxy and entitled to vote at the Annual Meeting.
      The Board of Directors recommends that shareholders vote “FOR” ratification of this appointment.
      In the event the appointment is not ratified, the Audit Committee will consider the appointment of other independent auditors. A representative of PricewaterhouseCoopers LLP is expected to be present at the Annual Meeting, will be offered the opportunity to make a statement, if such representative desires to do so, and will be available to respond to appropriate questions.
      The Company incurred the fees shown in the following table for professional services provided by PricewaterhouseCoopers LLP for 2004 and 2003.

	2004		2003

Audit fees(1)	$1,074,535		$546,000
Audit-related fees	23,062	(2)	31,000	(3)
Tax fees	—		—
All other fees	95,654	(4)	76,000	(5)

Total	$1,193,251		$653,000

(1)	Related to the audit of the Company’s financial statements, including compliance with Section 404 of the S-O Act.

(2)	Related to consultation concerning stock option accounting.

(3)	Related to the Company’s acquisitions.

(4)	Related to the Company’s readiness for compliance with Section 404 of the S-O Act and accounting research software.

(5)	Related to professional updates and accounting consultation work.
      The Audit Committee pre-approves all audit and non-audit services provided to the Company by the Company’s independent auditors at the first meeting of each calendar year and at subsequent meetings as necessary. During the course of a fiscal year, if additional non-audit services are identified, these services are presented to the Audit Committee for approval. Management of the Company is directed to provide a report to the Audit Committee at each of its meetings during the remainder of the calendar year, showing in reasonable detail the services provided by the independent auditors to the Company since the first day of the calendar year, as well as the estimated cost to date of audit and non-audit services. The Audit Committee delegates to the Chairman of the Audit Committee the authority to approve non-audit services provided by the independent auditors to the Company under the de minimus exception of the S-O Act. No such approvals were required or granted in 2004.
      The Audit Committee has considered whether the rendering of such non-audit services by PricewaterhouseCoopers LLP is compatible with maintaining the principal accountant’s independence and concluded that no conflicts exist.
ITEM 4.
OTHER MATTERS
      The Board of Directors does not know of any other matters that are to be presented for action at the Annual Meeting. However, if any other matters properly come before the Annual Meeting or any adjournment(s) thereof, it is intended that the enclosed proxy will be voted in accordance with the judgment of the person voting the proxy.

SHAREHOLDER PROPOSALS
      Proposals of shareholders intended to be presented at the 2006 Annual Meeting must be received by the Company at its principal executive office by February 23, 2006, in order for such proposals to be included in the Company’s proxy statement and form of proxy for such meeting. Shareholders submitting such proposals are requested to address them to the Secretary, Southwest Bancorporation of Texas, Inc., 4400 Post Oak Parkway, Houston, TX 77027.
      In addition, the Company’s Bylaws provide that only such business that is properly brought before the Annual Meeting will be conducted. For business to be properly brought before the meeting or nominations of persons for election to the Board of Directors to be properly made at the Annual Meeting by a shareholder, notice must be received by the Secretary at the Company’s offices not later than the close of business on the 70th day prior to the anniversary date of the immediately preceding Annual Meeting; provided, however, that in the event that the date of the Annual Meeting is more than 30 days before such anniversary date, such notice must be so delivered not later than the close of business on the 10th day following the day on which public disclosure of the date of such meeting is first made by the Company. Such notice to the Company must also provide certain information set forth in the Bylaws. A copy of the Bylaws may be obtained upon written request to the Secretary.
      ALL SHAREHOLDERS ARE URGED TO COMPLETE, SIGN AND RETURN THE ACCOMPANYING PROXY CARD IN THE ENCLOSED ENVELOPE.

By Order of the Board of Directors

Paul B. Murphy, Jr.
Chief Executive Officer
Houston, Texas
April 1, 2005

APPENDIX A
ARTICLES OF AMENDMENT
TO THE
ARTICLES OF INCORPORATION
OF
SOUTHWEST BANCORPORATION OF TEXAS, INC.
      Pursuant to the provisions of Article 4.04 of the Texas Business Corporation Act, the undersigned corporation adopts the following articles of amendment to its Articles of Incorporation:
ARTICLE ONE
      The name of the corporation is Southwest Bancorporation of Texas, Inc.
ARTICLE TWO
      The corporation’s Articles of Incorporation, as amended to date are hereby amended as follows:

(a) ARTICLE 1 of the corporation’s Articles of Incorporation is hereby amended to read in its entirety as follows:
“ARTICLE 1.
      The name of the Corporation is Amegy Bancorporation, Inc.”

(b) ARTICLE 4.1 of the corporation’s Articles of Incorporation is hereby amended to read in its entirety as follows:
“ARTICLE 4.
      Section 4.1. Authorized Shares. The aggregate number of all classes of stock which the Corporation has authority to issue is 301,000,000 shares, of which (A) 300,000,000 shares shall be Common Stock having a par value of $1.00 per share, and (B) 1,000,000 shares shall be Preferred Stock with a par value of $.01 per share, which may be divided into and issued in series as set forth in this Article 4.”
ARTICLE THREE
      The above amendments were adopted by the shareholders of the corporation on May 4, 2005.
ARTICLE FOUR
      At the time of adoption, [ ] shares of common stock and no shares of preferred stock were outstanding, and all of such outstanding shares were entitled to vote on such amendment.
ARTICLE FIVE
      The number of shares voted in favor of such amendments was [          ], and the number of shares voted against such amendments was [          ].
Dated                     , 2005.

SOUTHWEST BANCORPORATION OF
TEXAS, INC.

By:

Name:
Title:

A-1

Please Mark Here for Address Change or	☐
Comments
SEE REVERSE SIDE

The Board of Directors recommends a vote FOR the listed nominees.

1. Election of Directors

Nominees:	FOR	WITHHELD
FOR ALL
01 Carin M. Barth
02 Paul W. Hobby 03 John W. Johnson 04 Walter E. Johnson	☐	☐
05 Wilhelmina E. Robertson
06 Scott J. McLean
Withheld for the nominees you list below. Write that
nominee’s name in the space provided below.

The Board of Directors recommends a vote FOR the following proposals.		FOR	AGAINST	ABSTAIN
2.	Proposal to approve the amendment to the Company’s Articles of Incorporation to change the name of the Company to Amegy Bancorporation, Inc.	☐	☐	☐
		FOR	AGAINST	ABSTAIN
3.	Proposal to approve the amendment to the Company’s Articles of Incorporation to increase the aggregate number of authorized shares of Common Stock of the Company from 150,000,000 to 300,000,000.	☐	☐	☐
		FOR	AGAINST	ABSTAIN
4.	Proposal to ratify the selection of PricewaterhouseCoopers LLP as the Company’s independent auditors for the year ending December 31, 2005.	☐	☐	☐

5.	In their discretion, to vote upon any other business that may properly come before the meeting.

Signature	Signature	Date
NOTE: Joint owners must each sign. Please sign your name exactly as it appears on your stock certificate. When signing as attorney, executor, administrator, trustee or guardian, please give full title. If held by a corporation, please sign in the full corporate name by the president or other authorized officer.

▲ FOLD AND DETACH HERE ▲

Vote by Internet or Telephone or Mail

24 Hours a Day, 7 Days a Week

Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to annual meeting day.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Internet		Telephone		Mail
http://www.proxyvoting.com/abnk		1-866-540-5760		Mark, sign and date
Use the internet to vote your proxy.		Use any touch-tone telephone to		your proxy card and
Have your proxy card in hand when	OR	vote your proxy. Have your proxy	OR	return it in the
you access the web site.		card in hand when you call.		enclosed postage-paid
envelope.

If you vote your proxy by Internet or by telephone,
you do NOT need to mail back your proxy card.

SOUTHWEST BANCORPORATION OF TEXAS, INC.
Proxy for 2005 Annual Meeting of Shareholders
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF

Southwest Bancorporation of Texas, Inc.

      The undersigned hereby appoints Walter E. Johnson, John W. Johnson and Paul B. Murphy, Jr., and each of them, with or without the others, with, full power of substitution, to vote all shares of stock that the undersigned is entitled to vote at the 2005 Annual Meeting of Shareholders of Amegy Bancorporation, Inc. (the “Company”), to be held at the Company’s Boardroom, 4400 Post Oak Parkway, Houston, Texas, on May 5, 2005, at 2:00 p.m. (Houston time) and all adjournments and postponements thereof as indicated on the reverse.

      This Proxy will be voted as you specify on the reverse. If no specification is made, the Proxy will be voted with respect to item (1) FOR the nominees listed, with respect to item (2) FOR the proposal to approve the amendment to the Company’s Articles of incorporation to change the name of the Company to Amegy Bancorporation, Inc., with respect to item (3) FOR the proposal to approve the amendment to the Company’s Articles of incorporation to increase the aggregate number of authorized shares of Common Stock of the Company from 150,000,000 to 300,000,000, and with respect to item (4) FOR the proposal to ratify the selection of PricewaterhouseCoopers LLP as the Company’s independent auditors for the year ending December 31, 2005. The undersigned hereby acknowledges receipt of the Notice of the 2004 Annual Meeting and related proxy statement and the Company’s 2004 Annual Report to the Shareholders.

(Continued and to be marked, dated and signed, on the other side)

Address Change/Comments (Mark the corresponding box on the reverse side)

▲ FOLD AND DETACH HERE ▲